SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2005

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Immediately after the completion of the audit and the filing of Harken Energy Corporation’s (“Harken”) Form 10-K for the year ended December 31, 2004, Harken was advised by its independent registered public accounting firm, Hein & Associates LLP (“Hein”) of the discovery of an error in Harken’s 2004 financial statements. This error pertains to the unrecorded accounting effect of the third quarter 2004 modification of the employee stock option plan of Global Energy Development plc (“Global”). Harken owns an 85% interest in Global.

During the third quarter of 2004, Global’s board of directors amended the Global share option plan to allow for the cashless exercise of options granted to employees under that plan. Accounting principles generally accepted in the United States of America (GAAP) require the modified options to be treated as variable options and, accordingly, Global is required to record compensation expense equal to the intrinsic value of the difference between Global’s stock price and the exercise price of the options related to the options at the date of modification. Also, Global must then record the unrecognized compensation costs over the remaining vesting period of the options. Accordingly, Harken will be reclassifying the option plan from a fixed option plan to a variable option plan and recognizing compensation expense related to Global’s stock options in Harken’s previously issued consolidated financial statements for 2004 and for the third quarter of 2004. This will have the effect of increasing net loss from $12.7 million, as previously recorded, to a restated net loss of approximately $18 million in 2004. Harken’s net loss for the nine months ended September 30, 2004 will change from $8.2 million to approximately $12 million.

The impact of the compensation expense related to Global’s stock options is material and due to the restatement of results for the third quarter of 2004 and the fiscal year 2004, Harken, after consultation with its audit committee of the board of directors, determined that the consolidated financial statements for that quarter and that fiscal year should no longer be relied upon, including the consolidated financial statements and other financial information in the Form 10-Q for that quarter and the Form 10-K for that year.

Harken’s management and Hein have not yet completed the annual report on internal control over financial reporting and the related attestation report for the year ended December 31, 2004. Harken anticipates completing and filing the required annual report and related attestation report on internal control over financial reporting for the year ended December 31, 2004 within the time period provided by Securities and Exchange Commission Release No. 50754 dated November 30, 2004.

Although management and Hein have not fully completed their evaluation of the effectiveness of Harken’s internal controls, given the nature of the restatement, Harken’s management believes the lack of adequate technical accounting staff and expertise at Global to be a material weakness in our internal control over financial reporting. Global is currently studying ways to ensure that it has appropriate staffing in its financial reporting function with qualifications for evaluating ongoing compliance with relevant accounting and financial reporting requirements. Harken and Hein are continuing to review these matters.

Harken’s audit committee and management have discussed these matters with Hein.

Harken has provided Hein with a copy of this Form 8-K prior to its filing with the SEC and requested that they furnish Harken with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter from Hein dated March 18, 2005 is filed as Exhibit 7.1 to this Form 8-K.

Certain statements in this Current Report on Form 8-K, including statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Harken’s actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that additional “material weaknesses” or other internal control deficiencies with the meaning of Section 404 of the Sarbanes-Oxley Act of 2002 are identified, the risk that additional accounting errors are identified, and the risk that Harken is required to restate its prior financial statements for period other than the third quarter of 2004 and fiscal year 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as the date hereof.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
7.1	Letter from Hein & Associates LLP dated March 18, 2005
99.1	Press Release of Harken Energy Corporation dated March 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation (Registrant)

Date: March 18, 2005	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description
7.1	Letter from Hein & Associates LLP dated March 18, 2005
99.1	Press Release of Harken Energy Corporation dated March 18, 2005